UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 8, 2016

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 8, 2016, JRjr33, Inc. (the “Company”) received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has accepted the Company’s plan of compliance (the “Plan”) for continued listing relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. As previously reported, the Company received a letter on May 23, 2016 from the Exchange stating that the Company was not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 with the Securities and Exchange Commission (the “SEC”). The letter also stated that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 was a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange was authorized to suspend and, unless prompt corrective action was taken, remove the Company’s securities from the Exchange.
The Company was afforded the opportunity to submit a plan of compliance to the Exchange and, on May 16, 2016, the Company presented its Plan to the Exchange. On July 8, 2016, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension until October 17, 2016 (the “Plan Period”) to regain compliance with the continued listing standards of the Company Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to regain compliance with the Company Guide by October 17, 2016.
On July 11, 2016, the Company issued a press release announcing its receipt of the letter from the Exchange stating that the Exchange has accepted the Company’s Plan. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, Russell R. Mack notified the Company that he was retiring as Executive Vice President and a member of the Company’s Board of Directors, effective on Mr. Mack’s 65th birthday (July 29, 2016). In addition, on July 11, 2016, Matt Howe notified the Company that he was resigning as the Company’s Chief Investment Officer, effective July 15, 2016, to join his family’s business.  Both Mr. Mack and Mr. Howe have offered to assist the Company in transition and to be available to assist in their respective areas of expertise following their departures, which were not due to any disagreement with the Company, its Board of Directors or Management Team.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by JRjr33, Inc. dated July 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33. Inc.

Date: July 14, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by JRjr33, Inc. dated July 11, 2016